                                                                 Exhibit 10.1(b)

                         FORM OF ATHENA DIAGNOSTICS INC.

                                       and

                             ELAN MANAGEMENT LIMITED

                     AMENDED AND RESTATED SERVICES AGREEMENT

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.   Definitions............................................................1


2.   Provision of Services..................................................2

     2.1    Services........................................................2
     2.2    Standard of Services............................................2
     2.3    Pricing.........................................................2
     2.4    Payment.........................................................2
     2.5    Authority.......................................................3
     2.6    Independent Contractor..........................................3
     2.7    No Property Transferred.........................................3
     2.8    Other Agreements................................................3
     2.9    Financial Information; Audit....................................3
     2.10   Liability.......................................................4
     2.11   Force Majeure...................................................4


3.   Term of Agreement......................................................4


4.   Confidentiality........................................................5


5.   General................................................................6

     5.1    Assignment and Binding Effect...................................6
     5.2    Notices.........................................................7
     5.3    Law.............................................................7
     5.4    Submission to Jurisdiction......................................7
     5.5    Parties in Interest.............................................8
     5.6    Headings........................................................8
     5.7    Entire Agreement:  Amendment:  Severability.....................8
     5.8    Waiver and Compliance...........................................8
     5.9    Counterparts....................................................8


SCHEDULE I TO THE SERVICES AGREEMENT
  TAX AND LEGAL SERVICES....................................................1
  RISK MANAGEMENT SERVICES..................................................1
  401(k) PLAN...............................................................1


SCHEDULE II TO THE SERVICES AGREEMENT
  COSTING OF SERVICES.......................................................3

                     AMENDED AND RESTATED SERVICES AGREEMENT

Amended and Restated Services Agreement (this "Agreement"), dated as of January [ ], 2002, by and between Athena Diagnostics, Inc. ("Athena"), a Delaware Corporation, and Elan Management Limited, a limited company, with its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland (hereinafter referred to as "Elan Management")

WHEREAS, Athena obtains various corporate, administrative and other services from Elan Management, pursuant to a Management Services Agreement dated as of May 18, 1999 between Athena and Elan Management (the "Old Agreement"); and

WHEREAS, Athena is considering an initial public offering of its common stock ("IPO"); and

WHEREAS, following the closing of the IPO, Athena desires to continue to obtain certain services from Elan Management and or Affiliates of Elan Management (together as such ("the Provider")) and the Provider desires to continue to provide or have provided such services; and

WHEREAS, the parties hereto now desire to amend the Old Agreement as provided herein in accordance with Section 5.7 of the Old Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and representations and warranties herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.   Definitions

     The following terms shall have the following meanings:

     "Affiliate"                shall mean, with respect to any
                                specified person, any other person
                                who directly or indirectly through
                                one or more intermediaries controls,
                                is controlled by or is under common
                                control with, such specified person;

     "Bills of Costs"           shall have the meaning provided in Clause 2.4.1;

     "Effective Date"           shall mean the closing date of the IPO; and



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                                      -2-



     "Services"                 shall mean the services listed on
                                Schedule I hereto as amended in
                                writing from time to time.

2.   Provision of Services

2.1  Services
     --------

     The Provider shall provide, or arrange for the provision, to Athena the Services listed on Schedule I hereof as the parties hereto shall agree may be reasonably necessary. The Provider may subcontract the performance of any of the Services to third parties; provided that in such event, the Provider shall remain responsible for ensuring that the Services are provided to the standard set forth in Clause 2.2 and, unless otherwise agreed, shall pay any such contractor for such services, subject to reimbursement by Athena pursuant to the terms of this Agreement.

2.2  Standard of Services
     --------------------

     The Provider undertakes to Athena that the Services to be provided hereunder will be performed in conformance with good commercial practice.

2.3  Pricing
     -------

     The Services to be provided or arranged for hereunder shall be provided for a quarterly fee equal to the Fully Allocated Cost of such Services (as more fully described in Schedule 2) plus a 5% mark-up based on such costs (the "Fee"').

     The price of any services provided by any party unrelated to the Provider shall be the invoiced cost of such service.

2.4  Payment
     -------

         2.4.1 On or before the last day of each quarter, the Provider shall deliver to Athena a bill (a "Bill of Costs") in respect of the Fee to be paid in connection with the provision of Services during the immediately preceding quarter, specifying, in reasonable detail, the components of Fully Allocated Cost, the category of the Services and the mark-up charged where applicable.

         2.4.2 As soon as practicable and, in any event, unless otherwise agreed, within thirty days of receipt of a Bill of Costs, Athena shall pay the Provider, in such manner and to such account as the Provider may reasonably request, the amount of the Fee shown by such Bill of Costs to be due to the Provider.


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                                      -3-

2.5      Authority
         ---------

         Athena hereby authorizes the Provider, or subcontractors performing Services in accordance with this Agreement, to do all such things in the name, or for the account, of Athena as may be necessary or desirable for, or incidental to, the performance of the Services hereunder; provided, however, that, for the avoidance of doubt, the Provider shall not, and shall use its reasonable commercial efforts to ensure that such subcontractors do not, without the authority of Athena, enter into any negotiations or contracts that bind Athena in any way.

2.6      Independent Contractor
         ----------------------

         The Provider is an independent contractor and when its employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of the Provider. Nothing contained in this Agreement shall be construed by the parties hereto, or by any third party, as constituting any of the parties hereto as principal and agent, partners or joint venturers, or to be in any other trust, fiduciary or confidential relationship, nor shall anything herein render the Provider liable for the debts or obligations of Athena or Athena liable for the debts or obligations of the Provider, it being understood and agreed that the only relationship among the parties hereto under this Agreement is one of independent contractors.

2.7      No Property Transferred.
         -----------------------

         This Agreement solely relates to the provision of services. No tangible personal property of any party hereto shall be under the control or possession of, or transferred to, the other party as a result of this Agreement, except as expressly provided herein.

2.8      Other Agreements.
         ----------------

         From time to time, Athena may find it necessary or desirable either to enter into agreements covering services of the type contemplated by this Agreement to be provided by parties other than the Provider or to enter into other agreements covering functions to be performed by the Provider hereunder. Nothing in this Agreement shall be deemed to limit in any way the right of Athena to acquire such services from others or to enter into such other agreements.

2.9      Financial Information; Audit
         ----------------------------

         To the extent practicable, the Provider agrees to maintain such books, accounts and records as may be necessary to determine the rights of the Provider to payment of the

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                                      -4-

         Fee hereunder and to allow Athena reasonable access during normal business hours to such books, accounts and records.

2.10     Liability
         ---------

         The Provider shall not have any liability whatsover to Athena for any error, act or omission in connection with provision of services to be rendered hereunder unless any such error, act or omission arises out of the Provider's gross negligence or willful misconduct.

2.11     Force Majeure
         -------------

         Neither the Provider nor Athena shall be liable to the other on account of any failure to perform or on account of any delay in performance of any obligation under this Agreement if and to the extent that such failure or delay shall be due to a cause beyond the control of the relevant party or, in the case of the Provider, the Provider's subcontractors, if any, and which, by the exercise of reasonable diligence and care, such party or subcontractor, as the case may be, could not reasonably have been expected to avoid.

3.       Term of Agreement

3.1 The term of this Agreement shall commence upon the date of closing of the IPO and shall continue in full force and effect for a period ending nine months from the date hereof (the "Initial Term"). This Agreement will automatically be renewed for successive six-month periods beginning on the first day following the Initial Term and every anniversary thereof (each, a "Renewal Date") unless and until either party hereto gives written notice not less than sixty (60) days, prior to any Renewal Date, that it wishes to terminate this Agreement or any portion thereof as of such Renewal Date, in which case this Agreement or such portion thereof will terminate on such Renewal Date.

3.2 The Provider shall be able to terminate this Agreement or any portion thereof upon sixty (60) days prior written notice if Elan Pharmaceuticals, Inc. (an indirect, wholly owned subsidiary or Elan Corporation, plc, a corporation that also indirectly wholly owns Elan Management) or one of its Affiliates ceases to beneficially own at least 51% of the outstanding voting stock of Athena.

3.3 If either the Provider or Athena fails to pay or commits another material breach of the terms and conditions of this Agreement, and fails to remedy the same (where such breach or failure is capable of remedy) within thirty (30) days, in the case of a breach based upon the failure to pay money owed hereunder, and in all other cases, within

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                                      -5-


         ninety (90) days from the date of notice given by the party who has suffered the nonpayment or other breach requiring remedy, then such party may terminate this Agreement.

3.4      Upon termination of this Agreement:

         3.4.1 unless termination of this Agreement is the result of a breach by a party hereto, none of the parties shall have any liability resulting from such termination;

         3.4.2 the provisions of Clause 4, "Confidentiality", herein shall remain effective and binding on each Party hereto; and

         3.4.3 no liability shall attach to any party for loss of goodwill or consequential damages, including loss of profit.

4.       Confidentiality

4.1      Protection of Confidential Information. Each of the Provider and Athena
         --------------------------------------
         understands and agrees that in the performance of this Agreement, it may have access to private or confidential information of the other parties, including, without limitation, financial information, business plans, technical information and identities of customers and clients, that is designated as confidential by the disclosing party in writing or otherwise prior to or at the time it is disclosed to the other party or parties or that, based upon the nature of the information or the circumstances surrounding its disclosure, ought to be treated as confidential ("Confidential Information"). Each of the Provider and Athena agrees that the terms of this Agreement, including, without limitation, its financial terms, shall also be deemed Confidential Information. Each party hereto agrees that (i) all Confidential Information shall remain the exclusive property of the owner thereof,
         (ii) it shall maintain, and shall use all reasonable commercial efforts to cause its employees and agents to maintain, the confidentiality and secrecy of the Confidential Information and (iii) it shall not, and shall use all commercially reasonable efforts to ensure that its employees and agents do not, copy, publish, disclose to any other Person or use the Confidential Information, except pursuant to the terms of this Agreement. Each party agrees that Confidential Information shall not include information that is (i) in the public domain through no fault of the receiving party, (ii) rightfully received from a third party without any obligation of confidentiality or (iii) disclosed in response to a valid order by a court or other governmental agency or body or as otherwise required by law (provided that the party so disclosing has provided the other parties with prompt notice of such order or requirement in order to enable the other parties to seek an appropriate protective order or other remedy, to take

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                                      -6-

         steps to resist or narrow the scope of such order or requirement, or to waive compliance, in whole or in part, with the terms of this Section 4.1.

4.2      Publicity. Each party hereto agrees that it shall not issue any press
         ---------
         release or make any other public disclosure relating to this Agreement, its terms, conditions or existence, including, but not limited to, any disclosure to its shareholders, customers or vendors, without the prior written consent of the other parties, which consent may not be unreasonably withheld. Each party agrees to give the other party the reasonable opportunity to review and reasonably revise the text of any such press release or public disclosure at least three business days prior to the issuance thereof (or as promptly as possible in the event three business days is not practicable).

4.3 Upon any termination of this Agreement, each party hereto will redeliver all original documents, work papers and other material of any other party, specifically requested to be returned by a party in writing, relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

5.       General

5.1      Assignment and Binding Effect
         -----------------------------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided herein, no party hereto may assign this Agreement, or its rights and obligations hereunder, in whole or in part, without the other parties' prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, each party hereto may assign this Agreement or any of its rights and obligations hereunder to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining substantially all of its assets and Elan may assign this Agreement or any of its rights and obligations hereunder to any person, legal entity or other group who, directly or through one or more intermediaries controls, or is controlled by, or is under common control with, the Provider (other than Athena) (a "Permitted Assignee"); provided, however, that any such Permitted Assignee, by written agreement succeeds to all of the rights and is subject to all of the obligations of the assigning party under this Agreement. Upon presentment of such a written document to Athena, the assigning party's obligations hereunder shall be deemed novated.



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                                      -7-


5.2      Notices
         -------

         All notices, demands, requests and other communications required or permitted to be given hereunder shall be in writing and deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid, or by overnight courier or by facsimile transmission, the receipt of which is confirmed by telephone, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

          if to Athena:                         Athena Diagnostics Inc.
                                                Four Biotech Park
                                                377 Plantation Street
                                                Worcester
                                                MA 01605
                                                USA
                                                Attention of Company Secretary

          if to the Provider:                   Elan Management Limited
                                                Lincoln House
                                                Lincoln Place
                                                Dublin 2
                                                Attention of Company Secretary

5.3      Law
         ---

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles of such state.

5.4      Submission to Jurisdiction
         --------------------------

         Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. The parties hereto agree to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County.


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                                      -8-


5.5      Parties in Interest
         -------------------

         Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, all of which shall be for the sole and exclusive benefit of the Parties.

5.6      Headings
         --------

         The headings of the Clauses of this Agreement are inserted as a matter of convenience and for reference purposes only, and shall not affect in any way the meaning of interpretation of this Agreement.

5.7      Entire Agreement; Amendment; Severability
         -----------------------------------------

         5.7.1 This Agreement (including the Schedules hereto) represents the entire understanding and agreement between the Parties with respect to the subject matter hereof. This Agreement may be amended, modified, supplemented, extended, terminated (except as provided in Clause 3 hereof), discharged or changed only by an agreement in writing that makes specific reference to this Section and that is signed by each of the parties hereto.

         5.7.2 If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

5.8      Waiver and Compliance
         ---------------------

         Any failure of Athena or the Provider to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the party suffering such failure and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

5.9      Counterparts
         ------------

This Agreement may be executed in counterparts, and by different parties on separate or the same counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


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                                      -9-



IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed in its name and on its behalf, as of the date first above written.

ATHENA DIAGNOSTICS INC.


By:
    -------------------------------------
    Name:
    Title:


ELAN MANAGEMENT LIMITED


By:
    -------------------------------------
    Name:
    Title:

                      SCHEDULE I TO THE SERVICES AGREEMENT

                             TAX AND LEGAL SERVICES

         (i) Tax Services. The Provider shall provide Athena with, or arrange
             ------------
the provision of, tax compliance, tax advice and other tax related services, including: preparation and filing of all federal income tax returns; preparation and filing of all state and local income tax returns and compliance with applicable state and local tax laws, rules and regulations (except for sales/use, property and payroll taxes); financial accounting for income taxes; supervision of all federal, state and local tax audits, protests, administrative proceedings and litigation; preparation and submission of all tax ruling requests; and rendering and obtaining all tax opinions.


         (ii) Legal Services. The Provider shall provide Athena with, or arrange
              --------------
the provision of, legal assistance and advice with respect to, among other things, general corporate matters, maintenance of corporate records, contracts, intellectual property, labor and stock option matters arising out of option issuances under Elan Corporation, plc plans; provided, however, that in the event that either the Provider, on the one hand, or Athena, on the other hand, notifies the other party of its reasonable belief that an actual or potential conflict of interest exists between such parties with respect to a legal matter, Athena shall, at its own expense, procure separate outside legal counsel to represent it in connection with such matter.


                            RISK MANAGEMENT SERVICES


         (i) Description of Business Insurance Coverage extended by the Provider
             -------------------------------------------------------------------
to Athena. The Provider will provide Athena with, or arrange for the provision
---------
of, insurance coverages against certain risks and in amounts of coverage consistent with current coverages or as otherwise may be mutually agreed upon.


         (ii) Extent of Coverages. The Provider and Athena shall in good faith
              -------------------
determine the amount of the above coverages that are appropriate for Athena based on past practice.


                                   401(k) PLAN


         (i) Description of Employee Benefit Coverage. The Provider will provide
             ----------------------------------------
Athena employees with the ability to continue participating in the Elan Pharmaceuticals, Inc. 401(k) Plan in accordance with the terms thereof and on terms and conditions offered such other Elan participants; provided, however, that at such time as Elan Corporation, plc or its Affiliates cease to beneficially own at least 50% of the outstanding voting stock of Athena, the Provider may terminate provision of such plan participation.

                      SCHEDULE II TO THE SERVICES AGREEMENT

                               COSTING OF SERVICES
                               -------------------


The Fully Allocated Cost of the Services shall be calculated as follows:


1.       Direct Costs - the total of any costs by the Provider in respect of the
         ------------
         provision of the Services directly attributable to the business of Athena, plus


2.       Indirect Costs - an appropriate allocation of the costs incurred by the
         --------------
         Provider in respect of the provision of the Services where such costs are not attributable as direct costs but which are supportive of, and necessary in, the rendering of such services.